Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce H. Beatt, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to execute a registration statement on Form S-3 relating to the registration of up to $1,500,000,000 of one or more series of securities including, without limitation, debt securities, preferred stock, common stock (including associated depositary preferred stock purchase rights included in the common stock), warrants, depositary shares, stock purchase contracts and stock purchase units of Stanley Black & Decker, Inc., a Connecticut corporation, and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2011
John F. Lundgren

/s/ Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2011
Donald Allan Jr.

/s/ Nolan D. Archibald	Chairman of the Board of Directors	October 13, 2011
Nolan D. Archibald

/s/ John G. Breen	Director	October 13, 2011
John G. Breen

/s/ George W. Buckley	Director	October 13, 2011
George W. Buckley

/s/ Patrick D. Campbell	Director	October 13, 2011
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	October 13, 2011
Carlos M. Cardoso

/s/ Virgis W. Colbert	Director	October 13, 2011
Virgis W. Colbert

/s/ Robert B. Coutts	Director	October 13, 2011
Robert B. Coutts

/s/ Manuel A. Fernandez	Director	October 13, 2011
Manuel A. Fernandez

/s/ Benjamin H. Griswold, IV	Director	October 13, 2011
Benjamin H. Griswold, IV

/s/ Eileen S. Kraus	Director	October 13, 2011
Eileen S. Kraus

/s/ Anthony Luiso	Director	October 13, 2011
Anthony Luiso

/s/ Marianne Miller Parrs	Director	October 13, 2011
Marianne Miller Parrs

/s/ Robert L. Ryan	Director	October 13, 2011
Robert L. Ryan

/s/ Lawrence A. Zimmerman	Director	October 13, 2011
Lawrence A. Zimmerman